President
Section 906 Certification under Sarbanes Oxley Act

I, Brian E. Binder, certify that:

1.	I have reviewed this report, filed on behalf of The Central Europe, Russia and Turkey Fund, Inc., on Form N-CSRS;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 29, 2015	/s/Brian E. Binder
Brian E. Binder
President

Chief Financial Officer and Treasurer
Section 906 Certification under Sarbanes Oxley Act

I, Paul Schubert, certify that:

1.	I have reviewed this report, filed on behalf of The Central Europe, Russia and Turkey Fund, Inc., on Form N-CSRS;

2.
Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSRS (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 29, 2015	/s/Paul Schubert
Paul Schubert
Chief Financial Officer and Treasurer